                             DATED 18th OCTOBER 1995




                           ALLIED DUNBAR ASSURANCE PLC


                                      to


                         TONY STONE ASSOCIATES LIMITED





                         ------------------------------

                                   L E A S E

                                      of

                           101 Bayham Street, Camden.
                                  London, NWI

                         ------------------------------













                           FORSYTE SAUNDERS KERMAN
                           79 New Cavendish Street
                                  London
                                  WIM 8AQ

                           PARTICULARS


-------------------------------------------------------------------------------

1    DATE OF THIS DEED           18th October 1995

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2    LEASE OR UNDERLEASE         LEASE

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3    LANDLORD                    ALLIED DUNBAR ASSURANCE PLC
                                 of Allied Dunbar Centre Swindon
                                 SN1 1EL

     Company Registration No.    865292

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4    TENANT                      TONY STONE ASSOCIATES LIMITED whose
                                 registered office is at Worldwide
                                 House 116 Bayham Street London NW1
                                 0BA

     Company Registration No.    948785

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5    SURETY (if any)             None

     Company Registration No.

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6    DEMISED PREMISES            The land and buildings known as
                                 Number 101 (formerly known as
                                 numbers 95-111) Bayham Street
                                 Camden as shown edged red on the
                                 annexed plan for identification
                                 only and including all such parts
                                 of the buildings as oversail any
                                 adjoining property but excluding
                                 the premises comprised in and
                                 demised by the Transformer Chamber
                                 Lease

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7    DATE OF COMMENCEMENT        18th October 1995
     OF TERM

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8    LENGTH OF TERM              15 years

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

9    EXPIRY DATE OF TERM         17th October 2010

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10   RENT(S)                     L292,400 per annum
     as they may be reviewed
     under the Third Schedule

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11   RENT COMMENCEMENT DATE      7th October 1996

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12   ANCILLARY RENT
     COMMENCEMENT DATE           18th October 1995

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13   RENT REVIEW DATE(S)         18th October 2000 and
                                 18th October 2005

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14   USER                        Offices (other than a betting shop)
                                 together with such ancillary use as
                                 may be required by the Tenant from
                                 time to time

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

                                     INDEX

-------------------------------------------------------------------------------
          CLAUSE                           SUBJECT
-------------------------------------------------------------------------------
            1                              Definitions
-------------------------------------------------------------------------------
            2                              Interpretation Provisions
-------------------------------------------------------------------------------
            3                              Demise and Rent
-------------------------------------------------------------------------------
            4                              Insurance Provisions
-------------------------------------------------------------------------------
            5                              Tenant's Covenants
-------------------------------------------------------------------------------
            6                              Landlord's Covenants
-------------------------------------------------------------------------------
            7                              General Provisions
-------------------------------------------------------------------------------
     FIRST SCHEDULE                        Rights granted
-------------------------------------------------------------------------------
     SECOND SCHEDULE                       Rights excepted
-------------------------------------------------------------------------------
     THIRD SCHEDULE                        Rent Review
-------------------------------------------------------------------------------
     FOURTH SCHEDULE                       Form of Surety Covenant
-------------------------------------------------------------------------------
     FIFTH SCHEDULE                        Deeds to which Demise is subject
-------------------------------------------------------------------------------
     SIXTH SCHEDULE                        Memoranda of Rent Review Provisions
-------------------------------------------------------------------------------

THIS LEASE is made on the date stated in the Particulars


BETWEEN

(1)   the Landlord specified in the Particulars ("the Landlord")

(2)   the Tenant specified in the Particulars ("the Tenant") and

(3)   the Surety (if any) specified in the Particulars ("the
      Surety")


W I T N E S S E S:

1     DEFINITIONS

      IN this Lease the following expressions (where the context so admits) shall have the following meanings:


1.1   "Act"                   Shall mean every Act of Parliament (whether
                              specifically named herein or not) which may be relevant to the Demised Premises its user or anything on the Demised Premises the persons employed or having recourse thereto whether or not in force at the date hereof and shall include any statutory re-enactment or modification thereof and any order regulation directive by-law rule consent or licence granted or required thereunder or by any Public or local authority or by any court of competent jurisdiction

1.2   "Conduit"               Any conducting medium or other thing within the
                              Demised Premises by means of which any facility service or matter may pass

1.3   "the Demised Premises"  The whole and every part of the land described in the Particulars together with everything for the time being on the land and/or appurtenant to it including the airspace above the land so described

1.4   "the Documents"         The Deeds to which the demise is subject details
                              of which are set out in the Fifth Schedule

1.5   "the Insured Risks"     The risks insured against under Clause 4.1

1.6   "Landlord"              Shall include the person entitled for the time
                              being to the reversion to this Lease

1.7   "Interest"              Interest at the  rate of 4% per annum above Lloyds
                              Bank plc Base Rate for the time being payable from the date of demand by the Landlord (or if earlier the date at which monies shall have become due or at which the Landlord shall have expended monies in respect of which interest is required under this Lease) until the date of payment to the Landlord compounded with quarterly rests on the usual quarter days

1.8   "the Particulars"       The details on the preceding pages headed
                             "Particulars"

1.9   "the Plan"              The plan or plans specified in the Particulars

1.10  "Requisite Notice"      A notice in writing to the Tenant seventy two
                              hours before any entry is made on the Demised
                              Premises Provided That in the case of an emergency no notice shall be required

1.11  "Tenant"                Shall include the Tenant's successors in title
                              and if it is an individual his personal
                              representatives

1.12 "the Term"               The term mentioned in the Particulars which shall
                              include any extension or continuation whether by statute or at common law

1.13 the "Termination Date"   The date of expiration or sooner determination of
                              the Term

1.14 "the Transformer         The Lease dated 18 March 1992 of the Ground Floor
     Chamber Lease"           Transformer Chamber

1.15 "VAT Act"                The Value Added Tax Act 1994 as amended from time
                              to time and any Act from time to time replacing re-enacting or consolidating it

1.16 "VAT"                    Value Added Tax or any similar tax from time to
                              time replacing it or performing a similar fiscal function

1.17 "VAT Supply"             The meaning which "supply" has for the purpose of
                              the VAT Act

2    IN THIS LEASE:

2.1 The details and descriptions appearing in the Particulars shall be included and form part of the Lease

2.2 If there shall be more than one person included in the expression "Tenant" or "Surety" the covenants by them shall be joint and several

2.3 Where any act is prohibited the Tenant shall not allow or suffer such act to be done

2.4 Where the Landlord or any other person deriving authority under or through the Landlord exercises any rights to enter the Demised Premises under this Lease unless specifically provided herein to the contrary the person exercising such right shall cause the minimum amount of inconvenience or disturbance possible and will make good any damage caused to the Demised Premises to the reasonable satisfaction of The Tenant but neither such person nor the Landlord shall be liable for any other compensation save for any loss or damage occasioned by any negligent act

3    DEMISE

     THE Landlord DEMISES to the Tenant ALL THOSE the Demised Premises
     TOGETHER with so far as the Landlord has title to grant the same the easements and rights specified in the First Schedule EXCEPTING AND RESERVING to the Landlord the rights and easements specified in the Second Schedule TO HOLD The Demised Premises to the Tenant from and including the Date of Commencement of Term for the Term SUBJECT to all rights easements privileges restrictions and stipulations of whatever nature affecting the Demised Premises and FURTHER SUBJECT to the covenants and other matters referred to in the Documents and FURTHER SUBJECT to the rights granted by and the covenants contained in the Transformer Chamber Lease YIELDING AND PAYING

3.1 Yearly and proportionately for any fraction of a year from and including the Rent Commencement Date the rent specified in the Particulars and from and including each rent review date referred to in the Particulars such other rent as may become payable under the provisions of the Third
     Schedule in each case to be paid by equal quarterly payments in advance on the usual quarter days in every year the first such payment to be made on the Rent Commencement Date and to be in respect of the period from and including the Rent Commencement Date to the next following quarter day

3.2 From and including the Ancillary Rent Commencement Date the insurance rent as determined pursuant to Clause 4 hereof

4    INSURANCE

     Subject to the Tenant paying the premium in accordance with the provisions of this clause the Landlord covenants to insure the Demised Premises (including tenant's and trade fixtures if the Landlord shall so determine) subject to such excesses exclusions or limitations as the Landlord or its Insurers may require in such reputable insurance office or with such underwriters and through such agency as the Landlord may from time to time decide in the full reinstatement value of the Demised Premises or such higher value as the Tenant may reasonably require including Architects' and Surveyors' and other professional fees and incidental expenses including if the Landlord in its discretion from time to time sees fit Value Added Tax on the rebuilding costs and such fees and expenses and Value Added Tax which would arise by virtue of any self supply charge against:

     4.1.1 Loss or damage by fire explosion earthquake storm tempest (including lightning) flood burst pipes impact and (in peacetime) aircraft and articles dropped therefrom riot civil commotion and malicious damage subsidence landslip and heave accidental damage and such other risks against which the Landlord may from time to time deem necessary to insure or which the Tenant may reasonably request in writing

     4.1.2 Public liability of the Landlord arising out of or in connection with any matter involving or relating to the Demised Premises

     4.1.3 The loss of rent payable under this Lease from time to time (having regard to any review of rent which may become due under this Lease) for four years

4.2 The Tenant shall pay to The Landlord within fourteen days of written demand the amount of the premium for insuring the Demised Premises against the Insured Risks from the Date of Commencement of Term as conclusively determined by the Landlord

4.3  The Landlord shall:

     4.3.1 At the reasonable request of the Tenant produce evidence of such insurance and of the payment of the last premium and a copy of the current policy and schedules thereto that relate to the Demised Premises.

     4.3.2 Use reasonable endeavours to ensure that the premium for such insurance and any excesses related thereto are reasonable taken in the context of the insurance market as a whole and for insurance cover on fully corresponding terms.

     4.3.3 Procure that such insurance is on terms that there is a waiver of the insurer's rights of subrogation against the Tenant.

4.4 If all or any part of the Demised Premises is damaged by any of the Insured Risks and be unfit for occupation and use and the policy or policies of insurance shall not have been vitiated or payment refused in whole or in part as a result of some act or default of the Tenant then all or (as the case may be) a fair proportion of The rent shall be suspended until the Demised Premises shall be fit for occupation and use or if earlier until the monies received by the Landlord in respect of loss of rent insurance shall have been exhausted. In calculating the fair proportion (if the Tenant has paid the rent due for the quarter then current) refund shall be made in respect of the proportion of rent from the date of damage or destruction until the next quarter day and any dispute regarding the cesser of rent shall be referred to a single arbitrator to be appointed in default of agreement upon the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors under the Arbitration Acts 1950 and 1979

     4.5.1 If the Demised Premises are damaged by any of the Insured Risks then subject to Clause 4.5.3 below and subject to the Landlord being able to obtain all necessary consents which the Landlord covenants to use all reasonable endeavours to do the Landlord will lay out all applicable proceeds of such insurance in reinstating the Demised Premises and the Tenant will pay to the Landlord within fourteen days of written demand with Interest the amount equivalent to any excess which may be applicable to such insurance but only insofar as such excesses have been previously notified to the Tenant

     4.5.2 If the payment of any insurance monies is lawfully refused as referred to in Clause 4.4 hereof the Tenant will pay to the Landlord on demand with Interest the amount so refused

     4.5.3 The Landlord shall not be obliged to comply with the obligations under Clause 4.5.1 hereof if payment of the insurance monies has been lawfully refused in whole or in part by reason of any act or default of the Tenant or anyone under its control and the Tenant has not complied with Clause 4.5.2 hereof

4.6 The Tenant will not knowingly do anything which may prejudice any policy of insurance for the time being in force in respect of any part of the Demised Premises which may result in such insurance becoming void or voidable or the rate of premium under such insurance being increased and the Tenant will at all times comply with all requirements of the insurers of the Demised Premises

4.7 The Tenant will keep the Demised Premises supplied with such fire fighting equipment as the insurers of the Demised Premises and the competent Fire Authority may require or as the Landlord may reasonably require and properly maintain such equipment

4.8 The Tenant will not store inflammable or explosive substances or goods at the Demised Premises (save that with the prior written consents of the Landlord and the insurers (such consent by the Landlord not to be unreasonably withheld) and subject to payment by the Tenant of any additional insurance premium the Tenant may retain reasonable quantities of such substances or goods as are normally required for the Tenant's business) or obstruct the access to any fire equipment or the means of escape from or over the Demised Premises

4.9 The Tenant will reimburse to the Landlord on demand the reasonable and proper cost of valuations of the Demised Premises for insurance purposes which the landlord shall cause to be made from time to time but not more frequently than once in every three years

5    TENANT'S OBLIGATIONS

     THE Tenant COVENANTS with the Landlord:

5.1  Rents

     To pay the rents reserved by this Lease without deduction or set off whether legal or equitable in accordance with its terms and in the event that any rent shall be unpaid for more than fourteen days after the due date (whether formally demanded or not) to pay Interest

     5.2.1  Repair and Decoration

            At all times to keep the Demised Premises in good and substantial repair and condition and to yield up the same at the Termination Date in accordance with the covenants by the Tenant contained in this Lease (damage by any of the Insured Risks excepted unless payment of the insurance monies shall be withheld in whole or in part by reason solely or in part of any act or default of the Tenant or anyone under its control)

     5.2.2 To keep the Demised Premises (including any part unbuilt on) and all Conduits in a clean and tidy condition and properly cleansed and free from obstruction and in particular to clean all the windows (both inside and out) and all other glass in the Demised Premises as often as occasion shall reasonably require

     5.2.3  Decoration

          Without prejudice to the generality of the foregoing:

          5.2.3.1 During the fifth year every succeeding fifth year and in the last six months of the Term to cleanse external surfaces and paint and otherwise treat as the case may be all the outside of the Demised Premises usually so treated in a workmanlike manner to the reasonable satisfaction of the Landlord's surveyor and in the last six months in colours to be approved by the Landlord

          5.2.3.2 During the fifth year every succeeding fifth year and in the last six months of the Term to paint with two coats of good quality paint and otherwise treat with good quality materials as the case may be all the inside wood and metal work of the Demised Premises usually painted or otherwise treated in a workmanlike manner to the reasonable satisfaction of the Landlord's surveyor and also to clean all other inside parts of the Demised Premises and to paint as aforesaid or paper in a workmanlike manner all walls and ceilings of the Demised Premises usually painted or papered as the case may be such work in the last six months of the Term to be executed in such colours patterns and materials as the Landlord may reasonably require

     5.2.4 To repair or replace forthwith by new articles of similar kind and quality any fixtures fittings or plant or equipment (other than tenant's or trade fixtures and fittings) in the Demised Premises which shall become in need of repair or replacement

5.3  Alterations and additions

     5.3.1 That no new building or new structure of any kind shall at any time be erected upon any part of the Demised Premises

     5.3.2 Not to make any internal or external alterations or additions to any part of the Demised Premises and not to cut maim or remove any structural parts of the Demised Premises and not to make any change in the existing design or appearance of the Demised Premises PROVIDED ALWAYS that the Tenant may with the prior written consent of the Landlord (such consent not to be unreasonably withheld) carry out (a) internal non-structural alterations to any buildings for the time being erected on the Demised Premises and (b) alterations (whether structural or otherwise) involving the forming of openings to run cables ducts and services or required for the purpose of extending any hoist previously installed with the Landlord's consent or required to support any additional air conditioning plant and equipment and FURTHER PROVIDED that the Tenant at any time without requiring any consent of the Landlord may erect install alter and remove internal demountable partitioning but shall supply to the Landlord within a reasonable time after any such erection alteration or removal a plan or plans showing the details thereof

5.4  User

     At all times during the Term to use the Demised Premises in accordance with the provisions for user in the Particulars and not to use the same or any part for any other purpose

5.5  Alienation

     5.5.1 Not to the assign or charge nor (save as expressly hereinafter provided) part with or share possession or occupation of any part or parts (as distinct from the whole) of the Demised Premises and not to agree to do so

     5.5.2 Not to part with or share possession of the whole of the Demised Premises or agree so to do or permit any person to occupy the same save by way of an assignment or Underlease of the whole of the Demised Premises

     5.5.3 Not to underlet the whole or any part of the Demised Premises at a fine or a premium and to procure that any underletting is at a rent which in the reasonable opinion of the Tenant is not less than the market rent of the premises underlet at the time of such Underlease PROVIDED however that if the Landlord is reasonably of the opinion that the rent as aforesaid is less than the market rent of the premises underlet the Tenant shall in the Licence granted by the Landlord for such underletting or by such form of contemporaneous Deed as the Landlord shall reasonably require acknowledge that such rent is to be wholly disregarded for the purposes of any revision of the rent payable under this Lease and shall concur in directing any valuer appointed to determine such revision of rent to so disregard

     5.5.4 Not to underlet any part only of an individual floor of the Demised Premises if to do so would cause more than two separate sub-tenancies to subsist in relation to that floor provided that it is hereby declared for the avoidance of doubt that the Tenant may subject as hereinafter appearing underlet any number of floors or parts of floors so long as no more than two separate sub-tenancies shall subsist in relation to any individual floor

     5.5.5 Not to underlet any part only of the Demised Premises unless the provisions of Sections 24 to 28 inclusive of the Landlord and Tenant Act 1954 (as amended) are validly excluded from the sub-tenancy and an Order of a competent Court authorising such exclusion shall have been obtained and a copy thereof produced to the Landlord

     5.5.6 Without prejudice to the foregoing provisions of this sub-clause (each of which shall apply as a separate covenant) and subject to compliance therewith not to assign or underlet the whole or any part of the Demised Premises without the previous written consent of the Landlord such consent not to be unreasonably withheld or delayed

     5.5.7 On any assignment to procure that the assignee enters into a covenant with the Landlord to pay the rents reserved by and perform and observe the covenants on the part of the Tenant contained in this Lease

     5.5.8 If the Landlord shall reasonably so require to obtain acceptable guarantors for any person to whom this lease is to be assigned who shall covenant with the Landlord in the terms (mutatis mutandis) set out in the Fourth Schedule

     5.5.9 Upon the Landlord consenting to an underletting of the whole of the Demised Premises to procure that the Underlease shall contain covenants by the Underlessee corresponding in all respects (mutatis mutandis) with clauses 5.5.1 to 5.5.6 above (inclusive) and with all references therein to the Landlord meaning or including the Landlord under this Lease

     5.5.10 Upon the Landlord consenting to an underletting of part only of the Demised Premises to procure that the Underlease shall contain:

               5.5.10.1 An unqualified covenant on the part of the Underlessee with the Tenant that the Underlessee will not assign charge or underlet (or agree so to do) any part or parts of the premises (as distinct from the whole) thereby demised and will not (save by way of an assignment or underletting of the whole) part with or agree so to do or share possession of or permit any person to occupy the whole or any part of the premises thereby demised.

               5.5.10.2 A covenant on the part of the Underlessee with the Tenant that the Underlessee will not assign or underlet (or agree so to do) the whole of the premises thereby demised without the previous consent in writing of the Landlord such consent not to be unreasonably withheld or delayed

               5.5.10.3 A covenant by the Underlessee not to sub-underlet the underlet premises unless the provisions of Sections 24 to 28 inclusive of the Landlord & Tenant Act 1954 (as amended) are validly excluded from the sub-tenancy and an Order of a competent Court authorising such exclusion shall have been obtained and a copy thereof produced to the Landlord

     5.5.11 Upon the Landlord consenting to any underletting whether of whole or part to procure that the Underlease shall contain:

               5.5.11.1 Provisions for review of the rent reserved by the Underlease corresponding (mutatis mutandis) both as to terms and dates with the provisions set out in the Third Schedule hereto for revision of the rent hereby reserved

               5.5.11.2 Covenants by the Underlessee (which the Tenant hereby undertakes to enforce) to prohibit the Underlessee from doing or suffering any act or thing upon or in relation to the premises demised by the Underlease which will contravene any of the Tenant's obligations in this Lease

               5.5.11.3 A condition for re-entry on breach of any covenant on the part of the Underlessee

     5.5.12 To procure in any underletting of the Demised Premises (or any part thereof) that the rent under such underletting is reviewed to the open market rent in accordance with the terms of such review but not to agree the rent payable thereunder with the undertenant without the prior written consent of the Landlord (such consent not to be unreasonably withheld) and to procure that if the rent under any underlease is to be determined by an independent person not to agree whether such person is to act as an expert or as an arbitrator without the Landlord's prior written consent and to procure that the Landlord's representations as to the rent payable thereunder are made to such independent person

     5.5.13 Not to vary the terms of or accept any surrender of any underlease permitted under this clause (or agree so to do) without the Landlord's prior written consent (such consent not to be unreasonably withheld)

               5.5.14.1 Notwithstanding anything hereinafter contained the Tenant may share occupation of the Demised Premises with a member of the same group of companies of which the Tenant is a member provided that no tenancy is created by such occupation

               5.5.14.2 For the purposes of this Clause 5.5.14 the companies shall be deemed to be in the same group if they meet the criteria set out in Section 42(l) of the Landlord and Tenant Act 1954

     5.5.15 Within one month after the transmission of any interest under this Lease or derivative on it or the execution of any document dealing with such interest to produce to and leave with the Landlord the deed instrument or other document evidencing or effecting such dealing or transmission together with a certified copy thereof and with such reasonable registration fee as the Landlord may require and such fees as may be payable to any superior landlord and to procure that every document creating a subletting of the Demised Premises or any part thereof shall contain a similar covenant by the sub-lessee with the Tenant and the Landlord PROVIDED THAT registration of any such deed instrument or other document shall be evidence of notification of such transaction to the Landlord but shall not require the Landlord to consider the terms of such transaction of the said deed instrument or other document and shall not be evidence that it has done so

5.6  Entry

     5.6.1 To permit the Landlord and all persons authorised by it at all reasonable times upon Requisite Notice to enter upon the Demised Premises:

               5.6.1.1 To examine their condition and to take schedules of repairs and the like and inventories of fixtures and fittings plant and machinery

               5.6.1.2 To execute any works of construction repair decoration or of any other nature within the Building for which the Landlord is responsible hereunder or on any other adjoining or neighbouring premises and to carry out any repairs decorations or other work which the Landlord must or may carry out under the provisions of this Lease upon or to the Demised Premises

               5.6.1.3 For any other reasonable purpose connected with the interest of the Landlord in the Demised Premises including (without prejudice to the generality of the foregoing) for the purpose of valuing or disposing of any interest of the Landlord or any superior landlord or doing anything which may be necessary to prevent a forfeiture of any superior lease for the time being affecting the Demised Premises

               5.6.1.4 In the last six months of the Term to affix a sign or signs indicating that the Demised Premises are to let provided that such sign or signs are affixed in such a manner so as not to interfere with the passage of light or air or access to or egress from the Demised Premises

     5.6.2 If as a result of an inspection or otherwise the Landlord becomes aware of any breaches of covenant by the Tenant hereunder the Landlord may give notice in writing thereof to the Tenant and within three months after every such notice or sooner if required the Tenant shall remedy such breach of covenant in accordance with such notice and the covenants contained in this Lease to the reasonable satisfaction of the Landlord AND if the Tenant shall fail within six weeks of such notice or immediately in case of emergency to commence and diligently and expeditiously to continue to comply with such notice or if the Tenant shall at any time make default in the performance of any of the covenants contained in this Lease for or relating to the repair decoration or maintenance of the Demised Premises then (without prejudice to the right of re-entry and forfeiture hereinafter contained) the Landlord may enter upon the Demised Premises pursuant to Clause 5.6.1 hereof and carry out or cause to be carried out all or any of the works referred to in such notice or remedy the default of the Tenant and all reasonable and proper costs of all such works and all expenses properly incurred in remedying such defaults in each case together with Interest shall be paid by the Tenant to the Landlord on demand

5.7  Town and Country Planning Acts and Acts Generally

       5.7.1     To comply with all Acts

       5.7.2 At its expense to obtain from the appropriate authorities all licences consents and permissions as may be required for the carrying out by the Tenant of any operations or use on any part of the Demised Premises

       5.7.3 Not to make any application for planning permission without first producing a copy of the same and obtaining the prior written consent of the Landlord to such application which consent shall not be unreasonably withheld or delayed

       5.7.4 Unless the Landlord shall otherwise in writing direct to carry out before the Termination Date any works stipulated to be carried out to the Demised Premises as a condition of any planning permission which may have been granted during the Term and implemented by the Tenant or any other person whether or not the date by which the planning permission requires such works to be carried out falls within the Term

       5.7.5 In any case where a planning permission granted is granted subject to conditions and if the Landlord reasonably so requires to provide security for the compliance with such conditions and such planning permission shall not be implemented until such security shall have been provided

       5.7.6 If reasonably required by the Landlord but at the cost of the Tenant to appeal against any refusal of planning permission or the imposition of any conditions on a planning permission in either case made pursuant to an application therefor under this sub-clause

       5.7.7 Not to do anything in the Demised Premises or cause them to be occupied in such a way as will cause any part of any other land owned or occupied by the Landlord not to comply with any Act

       5.7.8 Within fourteen days of the receipt of notice thereof to give full particulars to the Landlord of any permission notice order or proposal relevant to the Demised Premises or to the use thereof given to the Tenant or the occupier of the Demised Premises (together with a copy of any notice permission letter or document) under any Act and without delay to take all necessary steps to comply therewith with the written approval of the Landlord (such approval not to be unreasonably withheld or delayed) and also at the request of the Landlord to make or join with the Landlord in making such objections and representations against or in respect of any such notice order or proposal as aforesaid as the Landlord shall reasonably require

5.8    Outgoings Costs and Fees

       5.8.1 To pay and discharge all existing and future rates taxes duties charges assessments impositions and outgoings whatsoever and whether or not of a non-recurring nature (hereinafter called "outgoings") which now are or may be charged levied assessed or imposed upon the Demised Premises or upon the owner or occupier thereof and to pay bear and discharge the proportion properly attributable to the Demised Premises of any outgoings as may be charged levied assessed or imposed upon any premises of which the Demised Premises form part (such proportion to be reasonably determined by the Surveyor for the time being to the Landlord whose decision shall be final save in the event of manifest error)

       5.8.2 To pay on demand to the Landlord any costs charges expenses or outgoings which the Landlord has been obliged to expend or incur in relation to any liability affecting the Demised Premises

       5.8.3 To pay to the Landlord all reasonable and proper costs charges and expenses (including professional advisers' costs and fees) reasonably and properly incurred by the Landlord or any superior landlord

                 5.8.3.1 In or in contemplation of any proceedings under Sections 146 or 147 of the Law of Property Act 1925 including the preparation and service of notice thereunder (notwithstanding forfeiture is avoided otherwise than by relief granted by the Court)

                 5.8.3.2 In the preparation and service of a Schedule of Dilapidations at any time during or after the Term

                 5.8.3.3 In connection with any breach of covenant by or the recovery of arrears of rent due from the Tenant hereunder

                 5.8.3.4 In respect of any application for consent required by this Lease whether or not such consent be granted but not where such consent in unlawfully refused

5.9    VAT

       All sums payable under the terms of this Lease shall be exclusive of any VAT and the Tenant shall pay to the Landlord all VAT for which the Landlord is liable to account to HM Customs and Excise in relation to any VAT Supply made or deemed to be made for VAT purposes pursuant to this Lease

5.10   General Requirements concerning Use

       5.10.1 Not to use any part of the Demised Premises for any noxious noisy or offensive trade or business nor for any illegal or immoral act or purpose nor for any sale by auction nor for gaming and not to commit any nuisance or do anything which may be or become an inconvenience or cause damage or disturbance to the Landlord or any other person

       5.10.2 Not to allow empty containers or rubbish of any description to accumulate upon the Demised Premises nor to discharge into any Conduit any deleterious matter or any substance which might be or become a source of danger or injury to the drainage system of the Demised Premises or any other property or person

       5.10.3 Not to use any part of the Demised Premises in such manner as to subject it to any strain or interference which is not reasonable or is in excess of that which the Demised Premises were designed to bear and not to install machinery on the Demised Premises which shall be unduly noisy or cause vibration

       5.10.4 Not to do anything on the Demised Premises which might reasonably be expected to produce directly or indirectly corrosive fumes or vapours or moisture or humidity in excess of that which the Demised Premises were designed to bear and are otherwise reasonable

       5.10.5 Not to erect or display any mast or pole aerial satellite dish flag signboard advertisement inscription bill placard or sign whatsoever on the Demised Premises or the windows thereof so as to be seen from the exterior without the previous written consent of the Landlord which shall not be unreasonably withheld or delayed (and if the Landlord so requires any such to be removed and any damage caused thereby made good by the Tenant at the Termination Date)

       5.10.6 To give written notice to the Landlord of any defect in the Demised Premises which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972

       5.10.7 Not to stop up or paint out any windows at the Demised Premises and not to permit any encroachment upon the Demised Premises or the acquisition of any new right to light passage drainage or other easement over any part of the Demised Premises without the Landlord's consent in writing and to give immediate written notice to the Landlord of any threat of such encroachment or acquisition and at the Landlord's written request to take such action as the Landlord may reasonably require to prevent such encroachment or acquisition

5.11   New Guarantor

       Within twenty eight days of the death during the Term of any person who at a future date shall have guaranteed to the Landlord the Tenant's obligations contained in this Lease or of such person becoming bankrupt or having a receiving order made against him or being a company passing a resolution to wind up or entering into liquidation then to give notice thereof to the Landlord and if so required by the Landlord at the expense of the Tenant within Twenty eight days to procure some other person reasonably acceptable to the Landlord to execute a guarantee in respect of the Tenant's obligations contained in this Lease in the form set out in the Fourth Schedule hereto

5.12   Superior Interests

       If this Lease shall at any time be an underlease any provision for consent or approval of the Landlord shall be deemed to be subject to the consent or approval of all superior landlords and the reasonable and proper costs and expenses of obtaining such consents (whether or not consent is forthcoming but not where the consent is unlawfully refused) shall be repaid by the Tenant to the Landlord within fourteen days of written demand

5.13   Construction Work

       If the Tenant or any undertenant shall carry out any construction work within the meaning of and to which the Construction (Design and Management) Regulations 1994 (hereinafter referred to as "the CDM Regulations") shall apply the Tenant shall:

       5.13.1 prepare or procure the preparation of the Health and Safety file ("the File") in accordance with the CDM Regulations

       5.13.2 grant or procure the grant of an irrevocable and non-exclusive Licence free of any royalty or other consideration for the Landlord its successors in title assigns and sub-licencees to use and copy any design construction maintenance operational and other information and documentation comprised in the File for any purpose connected with the Demised Premises

       5.13.3 ensure that the File is maintained and updated as necessary from time to time in accordance with the CDM Regulations and within fourteen days of request to supply to the Landlord such copies or other evidence as the Landlord may reasonably require to satisfy itself that the Regulations are and have been complied with

       5.13.4 upon any assignment of this Lease deliver the File to the assignee and upon the expiration or sooner determination of the Term to deliver the File to the Landlord

5.15   Subsisting obligations

       To observe and perform all covenants agreements and conditions contained in the Documents insofar as the same are binding upon the Landlord or the Tenant and which relate to the Demised Premises and to fully and effectually indemnify the Landlord from and against any breach thereof

5.16   Indemnity

       The Tenant will keep the Landlord fully indemnified against damages losses costs expenses proceedings and liabilities arising directly or indirectly out of the existence state of repair or user of the Demised Premises or any breach of the Tenant's covenants herein contained or the Tenant's failure to comply with any Act

6 THE Landlord COVENANTS with the Tenant that the Tenant paying the rents reserved and observing and performing its covenants and conditions contained in this Lease may peaceably and quietly hold and enjoy the Demised Premises without any lawful interruption by the Landlord or any person rightfully claiming through under or in trust for it

7      PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:

7.1    Re-entry

       Notwithstanding and without prejudice to any other remedies and powers herein contained or otherwise available to the landlord if the rents reserved or any part thereof shall be unpaid for Twenty one days after becoming payable whether formally demanded or not or if any covenant on the Tenant's part or condition contained in this Lease shall not be performed or observed or if the Tenant for the time being (being a company) shall enter into liquidation whether compulsory or voluntary (save for the purpose (demonstrated to the Landlords reasonable satisfaction) of reconstruction or amalgamation whilst solvent) or pass a resolution for winding up (save as aforesaid) or is unable to pay or has no reasonable prospect of being able to pay its debts within the meaning of Sections 122 and 123 of the Insolvency Act 1986 ("the 1986 Act") or summons a meeting of its creditors or any of them under Part I of the 1986 Act or suffers a petition for an Administration Order in respect of it to be filed in Court or suffers a receiver or administrative receiver to be appointed or being an individual or being more than one individual any one of them shall have a receiving order made against him or become bankrupt or is unable to pay or has no reasonable prospect of being able to pay his debts within the meaning of Sections 267 and 268 of the 1986 Act or if the Tenant (or if there shall be more than one Tenant any of them) shall enter into composition with their or his creditors or suffer any distress or execution to be levied on their or his goods or if an interim order is made under Part VIII of the 1986 Act then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to any right of action or remedy of the Landlord in respect of any breach non-observance or non-performance of any of the tenant's covenants or any conditions herein contained

7.2  Service of Notices

     7.2.1 Any demand or notice to be served on the Tenant or any Surety hereunder shall be validly served if sent by first class post addressed to the Tenant or the Surety respectively (and if there shall be more than one of them then any of them) at its registered office or at the Demised Premises (if the Tenant is still in occupation of the Demised Premises)

     7.2.2 Any notice to be served on the Landlord shall be validly served if sent by first class post addressed to the Landlord at its registered office (or its last know address in the Landlord for the time being shall have no registered office)

     7.2.3 Any demand or notice sent by post shall be conclusively treated as having been served forty eight hours after posting

7.3  No liability in damages

     In the performance of any services for the Tenant at the Tenant's request the Landlord shall not in any circumstances incur any liability in respect of damage to person or properly or otherwise howsoever by reason of any act neglect default or misfeasance of the Landlord its servants employees agents or independent contractors or by reason of any accidental damage which may at any time be done to the Demised Premises or to any of the goods persons or property of the Tenant or any other person

7.4  Statutory Compensation

     Except where any statutory provision prohibits the Tenant's right to compensation being reduced or excluded by agreement the Tenant shall not be entitled to claim from the Landlord on quitting the Demised Premises or any part thereof any compensation under the Landlord and Tenant Act 1954

7.5  Exclusion of Rights not Granted

     Nothing herein contained shall operate expressly or impliedly to confer upon or grant to the Tenant any easement right or privilege other than those expressly hereby granted and set out in the First Schedule hereto

7.6  Waiver of Right to Forfeit

     That no demand for or acceptance or receipt of any part of the or rents or other monies payable hereunder or any payment on account thereof shall operate as a waiver by the Landlord of any right which the Landlord may have to forfeit this Lease by reason of any breach of covenant by the Tenant notwithstanding that the Landlord may know or be deemed to know of such breach at the date of the demand acceptance or receipt

I N W I T N E S S the parties hereto have executed these presents on the date specified in Paragraph l of the Particulars

                  SCHEDULE 1 above referred to

                 (Rights and Easements Granted)


In common with the Landlord and all others entitled to the like rights the benefit of all such rights as were created by the Documents and are appurtenant to the Demised Premises but subject to and conditional upon the due performance and observance of all such covenants agreements and conditions contained or referred to in the Documents and which relate to such rights

                  SCHEDULE 2 above referred to

                 (Rights and Easements Excepted)



There is excepted and reserved out of the Demised Premises to the Landlord and all other persons authorised by the Landlord or having the like rights and easements the right at any time on Requisite Notice to enter (or during the Tenant's absence to break and enter) the Demised Premises for any purposes for which the Tenant covenants hereunder to permit entry

                  SCHEDULE 3 above referred to

                 (Provisions for Rent Review)



1 In this Schedule the following expressions shall have the following meanings

1.1  "the Rent Review Dates" the date or dates specified in the Particulars

1.2 "the Relevant Review Date" shall mean that rent review date in respect of which the rent is to be reviewed

1.3 "Open market rent" shall mean the yearly rent for which the Demised Premises could be expected to be let with vacant possession on the Relevant Review Date in the open market by a willing lessor to a willing lessee without taking a fine or premium for a term equal to a term of Ten years from the Relevant Review Date with provisions similar to those contained herein for Rent Review at the end of the fifth year and otherwise upon the terms and conditions (save as to the amount of rent) as are herein contained on the assumption (if not the fact) that the Demised Premises and the Building shall be in good and substantial repair and ready for immediate beneficial occupation and that the Tenant has had the benefit of any rent free or reduced rent period to fit out the Demised Premises and that all the tenant's and the landlord's covenants shall have been complied with but there being disregarded:

     1.3.1 Any effect on rent of the fact that the Tenant or an undertenant may have been in occupation of the Demised Premises

     1.3.2 Any goodwill attached to the Demised Premises by reason of any trade or business carried on therein by the Tenant or any undertenant

     1.3.3 Any effect of any improvement made by the Tenant for the time being after the date hereof carried out with the written consent of the Landlord (where necessary) under the terms hereof otherwise than in pursuance of an obligation to the Landlord

2 From and after each Rent Review Date the rent first reserved shall be whichever is the higher of:

2.1  The yearly rent reserved immediately before the Relevant Review Date and

2.2 The Open market rent of the Demised Premises and such rent first reserved after each Rent Review Date shall be hereinafter called "the new rent"

3 If the Landlord and the Tenant shall be able to agree the new rent or when the new rent shall have been determined in accordance with the provisions hereof as the case may be a note of the new rent shall be endorsed in the Sixth Schedule to this Lease and the Counterpart hereof and signed by the parties hereto

4 If three months before the Relevant Review Date the Landlord and the Tenant shall not have agreed on the new rent payable from the Relevant Review Date the Landlord or Tenant may at any time thereafter before the rent shall be agreed between the Landlord and the Tenant require an independent surveyor (hereinafter called "the Surveyor") to determine the Open market rent

5 The Surveyor may be agreed upon by the Landlord and the Tenant and in default of such agreement shall be appointed by the President for the time being of the Royal Institution of Chartered Surveyors or the person designated by such institution for such purpose on the application of the Landlord or the Tenant or such professional body of Surveyors as the Landlord shall designate and any reference hereafter to the said President shall be deemed to include a reference to such officer

6.1 Notice in writing of his appointment shall be given by the Surveyor to the Landlord and the Tenant and he shall invite each to submit within a specified period (which shall not exceed four weeks) a valuation accompanied if desired by a statement of reasons

6.2 The Surveyor (who shall be a Chartered Surveyor experienced in the letting and/or valuation of premises of a similar nature to and situate in the same region as the Demised Premises and used for purposes similar to those authorised hereunder at the date of his appointment) shall as an expert valuer whose decision shall be final and binding on all persons who are or have been parties hereto

6.3 The Surveyor shall give notice in writing of his decision to the Landlord and the Tenant within two months of his appointment or within such extended period as may be reasonable

7 If the Surveyor shall fail to determine the Open market rent and give notice thereof within the time and in the manner provided or if he shall relinquish his appointment or die or if it shall become apparent that for any reason he will be unable to complete his duties the Landlord may apply to the said President for a substitute to be appointed in his place which procedure may be repeated as many times as necessary

8 In the event that by the Relevant Review Date the new rent shall not have been agreed or determined (whether or not negotiations shall have commenced) the Tenant shall continue to pay rent at the rate of the current rent on each day appointed by this Lease for payment of rent until the new rent shall have been agreed or determined and thereupon the Tenant shall pay to the Landlord as arrears of rent an amount equal to the difference between the new rent and the rent actually paid for the period since the Relevant Review Date together with interest thereon from the Relevant Review Date calculated at Lloyds Bank Plc base rate (or if such rate is not calculated or published there shall be substituted such rate as is most closely comparable therewith)

9 The fees of the Surveyor shall be shared as the Surveyor shall determine between the parties or equally in the event that there shall be no such determination

10 As respects all periods of time referred to in this Schedule time shall be deemed not to be of the essence

11 If on any one of the Rent Review Dates there shall be in force any Act which shall restrict interfere with or affect the Landlord's right to revise the rent hereby reserved in accordance with the terms hereof then the Landlord shall be entitled once following each removal or modification of such Act to serve notice requiring a review of the said rent (hereinafter called an "interim notice") upon the Tenant and from and after the date of service of such interim notice until the next Rent Review Date the rent shall be increased to whichever is the higher of the Open market rent at the date of service of the interim notice and the rent payable immediately prior thereto and the provisions of this Schedule shall apply accordingly with the substitution of the said date of service for the Relevant Review Date

                        SCHEDULE 4 above referred to

           (form of Covenant to be given pursuant to clause 5.11)



The Surety COVENANTS with the Landlord:

1 That if at any time during the Term the Tenant shall default in payment of any of the rents reserved by this Lease on the due dates or in observing or performing any of the covenants and conditions contained in this Lease the Surety will pay the rents or observe or perform the covenants or conditions in respect of which the Tenant shall have defaulted and the Surety shall make good to the Landlord on demand all losses costs damages and expenses resulting from any such default but so that no time or indulgence granted by the Landlord to the Tenant nor any variation to the terms of this Lease nor any other act matter or thing by virtue of which but for this provision the Surety would have been released shall in any way release the obligations of the Surety to the Landlord under this Schedule

2 That if a liquidator or trustee in bankruptcy shall surrender or disclaim this Lease or if this Lease shall become forfeited the Surety will at the request of the Landlord within three months after such surrender or disclaimer or forfeiture (as the case may be) take from the Landlord a lease of the Demised Premises for a term equal to the residue of the Term which would have remained had there been no surrender or disclaimer or forfeiture at the same rent and subject to the same covenants and conditions as are reserved by and contained in this Lease such lease to take effect from the date of such surrender or disclaimer or forfeiture (as the case may be) and in such case the Surety shall pay the reasonable and proper legal costs of the Landlord of such new lease and execute and deliver a counterpart of it to the Landlord

3 That if the Landlord shall not require the Surety to take a lease of the Demised Premises pursuant to Paragraph 2 above the Surety shall nevertheless within twenty eight days of written demand pay to the Landlord a sum equal to the rent that would have been payable under this Lease but for the surrender or disclaimer or forfeiture in respect of the period from the date of such surrender or disclaimer or forfeiture (as the case may be) until the expiration of three months from it or until the Demised Premises shall have been relet by the Landlord whichever shall first occur

                         SCHEDULE 5 above referred to

                               (The Documents)

------------------------------------------------------------------------------------
   Date         Description of Document                  Parties
-------------  ------------------------   ------------------------------------------
6 May 1986        Transfer                LDB Developments LTD(1) L C
                                          Lamerton Ltd (2) Oxleys Department
                                          Store Ltd (3)
-------------  ------------------------   ------------------------------------------

31 May 1991       Deed                    L C Lamerton Ltd (1) BBC Enterprises
                                          Ltd (2) Barclays Bank Plc (3) City Trust
                                          Ltd (4)
-------------  ------------------------   ------------------------------------------

31st May 1991     Deed                    International Caledonian Assets Ltd (1)
                                          BBC Enterprises Ltd (2)
-------------  ------------------------   ------------------------------------------

18 March 1992     Lease of Transformer    BBC Enterprises Ltd (1) London
                  Chamber                 Electricity Plc (2)
-------------  ------------------------   ------------------------------------------

13 August 1991    Party Wall Award        BBC Enterprises Ltd (1) Bass Holdings
                                          Ltd (2)
-------------  ------------------------   ------------------------------------------

19 August 1991    Party Wall Award        BBC Enterprises Ltd (1) Kusti Solomon
                                          & Ruthven (2)
-------------  ------------------------   ------------------------------------------

12 August 1991    Party Wall Award        BBC Enterprises Ltd (1) L C Lamerton
                                          Ltd (2)
------------------------------------------------------------------------------------

                      SCHEDULE 6 above referred tp

                       Memoranda of rent reviews


The rent payable from the first rent review date specified in the Particulars
has been agreed as      POUNDS (L     ) per annum


Signed .............................
duly authorised signatories
of the Landlord/Tenant/Surety


The rent payable from the second rent review date specified in the
Particulars has been agreed as        POUNDS (L      ) per annum


Signed .............................
duly authorised signatories
of the Landlord/Tenant/Surety





Signed .............................
duly authorised signatories
of the Landlord/Tenant/Surety

THE COMMON SEAL of ALLIED DUNBAR              )
ASSURANCE PLC was hereunto affixed in the     )
presence of                                   )




           Authorised Signatory


           Authorised Signatory